CONTACTS:	Rodney C. Sacks
Chairman and Chief Executive Officer
(951) 739-6200

Hilton H. Schlosberg
Vice Chairman
(951) 739-6200

Roger S. Pondel / Judy Lin Sfetcu
PondelWilkinson Inc.
(310) 279-5980

HANSEN NATURAL REPORTS

RECORD THIRD QUARTER NET SALES, GROSS PROFIT AND NET INCOME

Corona, CA – November 8, 2007 – Hansen Natural Corporation (NASDAQ:HANS) today reported financial results, including sharp increases in sales and profits, for the three and nine months ended September 30, 2007.

Gross sales for the third quarter increased 35.8 percent to $277.8 million from $204.6 million a year earlier. Net sales for the third quarter increased 38.4 percent to $247.2 million from $178.6 million a year ago.

Gross profit as a percentage of net sales for the three months ended September 30, 2007 increased to 51.9 percent, from 51.6 percent for the comparable 2006 quarter.

Operating income for the third quarter increased 73.3 percent to $73.4 million from $42.3 million a year ago. Operating income for the third quarter, excluding the identified expense items described below, increased 42.4 percent to $73.8 million from $51.8 million a year ago.

Net income for the third quarter increased 73.1 percent to $45.8 million, or $0.46 per diluted share, from $26.5 million, or $0.27 per diluted share, last year.

Gross sales for the nine months ended September 30, 2007 increased 42.7 percent to $748.5 million from $524.6 million a year earlier. Net sales for the nine months ended September 30, 2007 increased 44.8 percent to $657.8 million from $454.4 million a year ago.

Gross profit as a percentage of net sales was 52.0 percent for both the nine months ended September 30, 2007 and 2006, respectively.

Operating income for the nine months ended September 30, 2007 advanced 35.6 percent to $166.7 million from $122.9 million a year ago. Operating income for the nine months ended September 30, 2007,

excluding the identified expense items described below, increased 45.3 percent to $192.7 million from $132.7 million a year ago.

Net income for the nine months ended September 30, 2007 increased 37.7 percent to $104.3 million, or $1.06 per diluted share, from $75.7 million, or $0.77 per diluted share, last year.

Rodney C. Sacks, chairman and chief executive officer, said the record revenues reflected continued strong sales of Monster Energy® brand energy drinks, as well as certain new products such as the Java Monster™ line of non-carbonated dairy based coffee drinks (introduced in April 2007) and Monster® M-80 energy drinks (introduced in March 2007). “The energy category continues to show strong growth over the prior year, and the Monster Energy® brand continued to increase its market share. In particular, sales of our Java Monster™ line of non-carbonated dairy based coffee drinks have exceeded our expectations,” Sacks said.

Certain Identified Items

In connection with the transition of certain of the Company’s distribution arrangements, the Company incurred termination costs amounting to $0.3 million and $9.5 million during the three-months ended September 30, 2007 and 2006, respectively, to certain of its prior distributors, who have been replaced by newly appointed Anheuser-Busch distributors. The Company incurred termination costs amounting to $15.0 million and $9.8 million in aggregate during the nine-months ended September 30, 2007 and 2006, respectively, to certain of its prior distributors. Such termination costs have been expensed in full and are included in operating expenses for the three- and nine-months ended September 30, 2007 and 2006.

Non-refundable amounts totaling $1.3 million and $12.3 million were recorded by the Company related to newly appointed Anheuser-Busch distributors for the costs of terminating its prior distributors in the three- months ended September 30, 2007 and 2006, respectively. Non-refundable amounts totaling $21.1 million and $12.3 million were recorded by the Company related to such newly appointed Anheuser-Busch distributors for the costs of terminating its prior distributors in the nine-months ended September 30, 2007 and 2006, respectively. Such payments and commitments have been accounted for as deferred revenue, and are being recognized as revenue ratably over the anticipated 20 year life of the respective Anheuser-Busch distribution agreements. Revenue recognized was $0.5 million and $0.2 million for the three-months ended September 30, 2007 and 2006, respectively. Revenue recognized was $1.4 million and $0.2 million for the nine-months ended September 30, 2007 and 2006, respectively. The anticipated Anheuser-Busch distribution transition arrangements have now largely been completed.

In connection with the Company’s special investigation of stock option grants and granting practices, related litigation and other related matters, the Company incurred professional service fees of $0.1 million (net of $0.8 million insurance reimbursements) and $11.0 million (net of $0.8 million insurance reimbursements) for the three- and nine-months ended September 30, 2007, respectively, which have also been fully expensed in the respective periods.

The following table summarizes the identified items discussed above for the three- and nine-months ended September 30, 2007 and 2006:

	Three-Months Ended			Nine-Months Ended
	September 30,			September 30,
	2007		2006	2007		2006
Deferred Revenue:	(In Thousands)		(In Thousands)	(In Thousands)		(In Thousands)
Receipts from newly appointed Anheuser-Busch distributors	$1,290		$12,326	$21,136		$12,326

Operating Expenses:
Termination payments to prior distributors	$322		$9,492	$15,023		$9,754

Professional fees associated with the review of stock option grants and granting practices, related litigation and other related matters	$95	¹	$-	$11,000	¹	$-

¹net of $0.8 million insurance reimbursements

The Company will host an investor conference call on November 8, 2007 at 11:30 a.m. Pacific Time (2:30 p.m. Eastern Time). The conference call will be open to all interested investors through a live audio web broadcast via the internet at www.hansens.com and www.opencompany.info. For those who are not able to listen to the live broadcast, the call will be archived for approximately one year on both websites.

Hansen Natural Corporation

Based in Corona, California, Hansen Natural Corporation markets and distributes Hansen’s® Natural Sodas, Signature Sodas, fruit juice Smoothies, Energy drinks, Energade® energy sports drinks, E20 Energy Water®, multi-vitamin juice drinks in aseptic packaging, Junior Juice® juice, iced teas, apple juice and juice blends, Blue Sky® brand beverages, Monster Energy® brand energy drinks, Java Monster™ brand non-carbonated dairy based coffee drinks, Lost® Energy™ brand energy drinks, Joker Mad Energy™, Unbound® Energy and Ace™ Energy brand energy drinks, Rumba™ brand energy juice, and Fizzit™ brand powdered drink mixes. For more information visit www.hansens.com and www.monsterenergy.com.

Gross sales, although used internally by management as an indicator of operating performance, should not be considered as an alternative to net sales, which is determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies as gross sales has been defined by our internal reporting requirements. However, gross sales is used by management to monitor operating performance including sales performance of particular products, salesperson performance, product growth or declines and our overall performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. Management believes the presentation of gross sales allows a more comprehensive presentation of our operating performance. Gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from customers.

Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenues and profitability. Management cautions that these statements are qualified by their terms or important factors, many of which are outside of the control of the Company, that could cause actual results and events to differ materially from the statements made herein, including, but not limited to, the following: changes in consumer preferences; changes in demand that are weather related, particularly in areas outside of California; competitive pricing and/or marketing pressures; activities and strategies of competitors; changes in the price and/or availability of raw materials for the Company’s products; the availability of production and/or suitable facilities; the marketing efforts of the distributors of the Company’s products, most of which distribute products that are competitive with the products of the Company; the introduction of new products, as well as unilateral decisions that may be made by grocery and/or convenience chain stores, specialty chain stores, club stores and other customers to discontinue carrying all or any of the Company’s products that they are carrying at any time; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those contained in the forward-looking statements. The Company assures no obligation to update any forward-looking statements.

# # #

(tables below)

HANSEN NATURAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE-AND NINE-MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

(In Thousands, Except Per Share Amounts) (Unaudited)

	Three-Months Ended		Nine-Months Ended
	September 30		September 30
	2007	2006	2007	2006

GROSS SALES, net of discounts and returns*	$277,845	$204,627	$748,496	$524,577

LESS: PROMOTIONAL AND OTHER ALLOWANCES**	30,634	25,980	90,670	70,147

NET SALES	247,211	178,647	657,826	454,430

COST OF SALES	118,829	86,463	315,555	218,258

GROSS PROFIT	128,382	92,184	342,271	236,172

OPERATING EXPENSES	55,002	49,842	175,559	113,249

OPERATING INCOME	73,380	42,342	166,712	122,923

INTEREST INCOME, net	2,161	1,047	5,439	2,620

INCOME BEFORE PROVISION FOR INCOME TAXES	75,541	43,389	172,151	125,543

PROVISION FOR INCOME TAXES	29,744	16,932	67,845	49,795

NET INCOME	$45,797	$26,457	$104,306	$75,748

NET INCOME PER COMMON SHARE:
Basic	$0.50	$0.29	$1.15	$0.84
Diluted	$0.46	$0.27	$1.06	$0.77

WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK AND COMMON STOCK EQUIVALENTS:
Basic	91,572	90,509	90,589	89,897
Diluted	98,895	98,839	98,586	98,778

* Gross sales, although used internally by management as an indicator of operating performance, should not be considered as an alternative to net sales, which is determined in accordance with GAAP, and should not be used alone as an indicator of operating performance in place of net sales. Additionally, gross sales may not be comparable to similarly titled measures used by other companies as gross sales has been defined by our internal reporting requirements. However, gross sales is used by management to monitor operating performance including sales performance of particular products, salesperson performance, product growth or declines and our overall performance. The use of gross sales allows evaluation of sales performance before the effect of any promotional items, which can mask certain performance issues. Management believes the presentation of gross sales allows a more comprehensive presentation of our operating performance. Gross sales may not be realized in the form of cash receipts as promotional payments and allowances may be deducted from payments received from customers.

**Although the expenditures described in this line item are determined in accordance with GAAP and meet GAAP requirements, the disclosure thereof does not conform with GAAP presentation requirements. Additionally, the presentation of promotional and other allowances may not be comparable to similar items presented by other companies. The presentation of promotional and other allowances facilitates an evaluation of the impact thereof on the determination of net sales and illustrates the spending levels incurred to secure such sales. Promotional and other allowances constitute a material portion of our marketing activities.

HANSEN NATURAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2007 AND DECEMBER 31, 2006

(In Thousands, Except Share Amounts) (Unaudited)

	September 30,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$59,074	$35,129
Short-term investments	196,371	101,667
Accounts receivable, net	90,046	54,624
Inventories	94,025	77,013
Prepaid expenses and other current assets	5,425	771
Prepaid income taxes	9,210	-
Deferred income taxes	7,049	5,953
Total current assets	461,200	275,157

PROPERTY AND EQUIPMENT, net	8,404	5,565
DEFERRED INCOME TAXES	13,537	5,001
INTANGIBLES, net	23,922	21,202
OTHER ASSETS	1,227	1,447
	$508,290	$308,372

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$81,201	$34,362
Accrued liabilities	5,987	9,465
Accrued distributor terminations	5,784	7,024
Customer deposit liabilities	-	3,324
Accrued compensation	4,177	4,378
Current portion of long-term debt	670	299
Income taxes payable	-	3,991
Total current liabilities	97,819	62,843

LONG-TERM DEBT, less current portion	-	4
DEFERRED REVENUE	40,188	20,441

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock - $0.005 par value; 120,000,000 shares authorized; 95,311,190 shares issued and 92,654,128 outstanding as of September 30, 2007;92,713,212 shares issued and 90,059,124 outstanding as of December 31, 2006	477	464
Additional paid-in capital	89,900	48,892
Retained earnings	308,548	204,242
Common stock in treasury, at cost; 2,657,062 shares as of September 30, 2007 and 2,654,088 shares as of December 31, 2006	(28,642)	(28,514)
Total stockholders’ equity	370,283	225,084
	$508,290	$308,372